SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):August 11, 2003


                         Virginia Commerce Bancorp, Inc.
             (Exact name of registrant as specified in its charter)


           Virginia                     0-28635                 54-1964895
 (State or other jurisdiction   (Commission file number)       (IRS Employer
       of incorporation)                                          Number)


                   5350 Lee Highway, Arlington, Virginia 22207
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code: 703.534.0700

Item 5.  Other Events
---------------------
Item 9. Regulation FD Disclosure.
---------------------------------
Item 12. Results of Operations and Financial Condition.
-------------------------------------------------------


         Virginia Commerce Bancorp, Inc. reported today that its nonperforming assets at June 30, 2003 were $1.482 million, instead of the $607 thousand previously reported. The understatement of nonperforming assets was due to a nonperforming $875 thousand loan being incorrectly reported as having repaid as a result of full collection of past due interest and agreement by the Company to new loan terms. The Company has since determined that the loan, the terms of which were modified, is more appropriately reported as a "troubled debt restructuring" under the guidance of FAS 114. The loan is currently performing in accordance with the modified terms. The correction had no effect on the Company's earnings, provision for loan losses, charge-offs or returns on average assets or equity for any period. The following table sets forth corrected asset quality information as of June 30, 2003.


                                                                                   Percentage Change
                                                        As of June 30, 2003       from June 30, 2002
                                                        ---------------------    ----------------------
Asset Quality
   Non-performing assets:
     Impaired loans                                        $    65                     -77.4%
     Non-accrual loans                                         253                     261.4%
     Loans 90+ days past due and still accruing                289                        n/a
     Troubled debt restructurings                              875                        n/a
       Total non-performing assets, past due
         loans and troubled debt  restructurings           $ 1,482                     315.1%
                 to total loans:                             0.25%
                 to total assets:                            0.18%


                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       VIRGINIA COMMERCE BANCORP, INC.



                                       By: /s/ William K. Beauchesne
                                           -------------------------------------
                                           William K. Beauchesne, Executive Vice
                                           President, Chief Financial Officer

Dated: August 11, 2003